EXHIBIT 99.1

HepaLife’s Liver Cells Detect Acetaminophen Poisoning, A Leading Cause of Liver Failure.

Successfully detecting dangerous compounds in new and existing drugs is critical to the development of new toxicology testing platforms.

Vancouver, BC – June 13, 2006 – HepaLife Technologies Inc. (OTCBB: HPLF) (FWB: HL1), today announced that its PICM-19 embryonic liver stem cells have successfully demonstrated acetaminophen toxicity, a critical step for the integration of these cells into proprietary toxicology testing platforms being developed by HepaLife to identify chemicals and compounds which cause damage to the liver.

Acetaminophen is a popular over-the-counter and prescription painkiller found in many medications. Although commonly thought to be safe, acetaminophen can become toxic and cause serious damage to the liver when consumed in high doses, or in combination with other drugs or alcohol.

“Acetaminophen can be a potent dose-dependent poison for the liver; if you take too much, it can result in liver failure and death,” states Mr. Harmel S. Rayat, President and CEO of HepaLife. “In addition to our other research findings, the response of our PICM-19 cells to acetaminophen provides further scientific validation of our belief that these cells possess the metabolic functionality of true liver cells. Displaying enhanced liver-specific functions and expression of liver specific proteins, we believe the PICM-19 cells have the potential to identify drugs which are toxic to the liver, ideally before these drugs enter the marketplace.”

Researchers have demonstrated the ability of HepaLife’s PICM-19 cells to mimic the human liver cell’s natural response to acetaminophen poisoning, a response enhanced through exposure to alcohol in recent experiments.

Acetaminophen, contained in dozens of over-the-counter cold and flu preparations, is one of the most widely used non-prescription painkillers in the United States.  Unfortunately, individuals often ingest too much acetaminophen for fever or pain, not realizing the potential for liver damage, especially when combined with alcohol.

Acetaminophen overdose is now the leading cause of acute liver failure in the United States, accounting for 50,000 emergency room visits and 42% of liver failures.

“Acetaminophen overdoses are the most common cause of acute liver failure in the United States. Sadly, nearly 80,000 children are admitted to hospitals as a consequence of such adverse drug reactions, with almost 40% of such cases classified as ‘life-threatening’,” continued Mr. Rayat. “The safety benefits of detecting this kind of toxicity are especially important to consumers when considering that over the last 25 years, hepatotoxicity has been attributed to one-fifth of all drugs withdrawn from the market following FDA approval.”

Liver damage, or ‘hepatotoxicity’, caused by medications and other chemical compounds, is the single most common reason leading to drug withdrawal or refusal of drug approval by the FDA. In fact, about one third of all drugs fail pre-clinical or clinical trials due to the toxic nature of the compounds being tested, costing pharmaceutical companies around $2 billion annually on such toxicity-related drug failures.

With the cost to develop an FDA-approved drug approaching $1 billion and taking 10 to 15 years, a 10% improvement in predicting failures before clinical trials could save $100 million in development costs per drug.

Despite efforts to develop better methods, most of the tools used for toxicology and human safety testing are decades old. HepaLife, using the patented PICM-19 cell line, is developing proprietary in vitro toxicological and pre-clinical drug testing platforms that will more accurately determine the potential toxicity and metabolism of new pharmacological compounds in the liver.

ABOUT HEPALIFE TECHNOLOGIES, INC.

HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1) is a development stage biotechnology company focused on the identification, development and eventual commercialization of technologies and products for liver toxicity detection and the treatment of various forms of liver dysfunction and disease.

Currently, HepaLife is concentrating its efforts on creating the first-of-its-kind artificial liver device and developing proprietary in-vitro toxicology and pre-clinical drug testing platforms.

Artificial Liver Device

Presently, through a Cooperative Research and Development Agreement, HepaLife Technologies is working towards optimizing the hepatic functionality of the patented PICM-19 cell line. The hepatic characteristics of the PICM-19 cell line have been demonstrated to have potential application in the production of an artificial liver device for use by human patients with liver failure.

With 25 million Americans suffering from liver disease, the need for an artificial liver device able to remove toxins and improve immediate and long-term survival results is more critical today than ever before. Limited treatment options, a low number of donor organs, the high price of transplants and follow up costs, a growing base of hepatitis, alcohol abuse, drug overdoses, and other factors that result in liver disease all clearly indicate a strong need for an artificial liver device.

In-Vitro Toxicology Testing

In 2003 alone, the inability to accurately predict toxicity early in drug development cost the pharmaceutical industry a record $8 billion. In particular, hepatotoxicity, or liver damage caused by medications and other chemical compounds, is the single most common reason leading to drug withdrawal or refusal of drug approval by the FDA. In fact, about one third of all potential drugs fail pre-clinical or clinical trials due to the toxic nature of the compounds being tested, accounting for an estimated $70 million (20%) of total research and development costs per drug.

The PICM-19 cells grown in vitro synthesize liver specific proteins such as albumin and transferrin, and display enhanced liver-specific functions such as ureagenesis and cytochrome P450 activity. As a result, HepaLife, using the patented PICM-19 cell line, plans to develop proprietary in vitro toxicological and pre-clinical drug testing platforms that will more accurately determine the potential toxicity and metabolism of new pharmacological compounds in the liver.

At present, the Company does not have commercial products intended to diagnose, treat, cure or prevent any disease. The statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our on going research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and /or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that HepaLife will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330.  The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:

HepaLife Technologies, Inc.

Ms. Laura Rivers-Bowerman, Shareholder Communications

Phone: (800) 518-4879

Web Site: www.HepaLife.com